EXHIBIT 23.1

CONSENT OF THE INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2005 which is filed as an exhibit to Enbridge Inc.’s Annual Report on Form 40-F for the year ended December 31, 2004.

/s/ PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS
Calgary, Canada
August 5, 2005